Exhibit 10.1

POP GLOBAL ACQUISITION LIMITED

(a Cayman Islands exempted company)

FORM OF LETTER AGREEMENT

[●], 2026

Pop Global Acquisition Limited

McGrath Tonner Corporate Services Limited, Genesis Building, 5th Floor, Genesis Close, PO Box 446, Cayman Islands, KY1-1106

Kingswood Capital Partners, LLC

126 E 56th St, Suite 22S

New York, NY 10022

as Representative of the several underwriters named in the Underwriting Agreement (defined below) (the “Underwriters”).

Re: Initial Public Offering

Ladies and Gentlemen:

Reference is made to the proposed initial public offering (the “Offering”) of Pop Global Acquisition Limited, a Cayman Islands exempted company (company number 436772) (the “Company”), of 10,000,000 units of the Company (or up to 11,500,000 units if the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement (the “Over-Allotment Option”) is exercised in full) (the “Units”), each Unit consisting of one ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”) and one redeemable warrant (each, a “Warrant”), at a price of $10.00 per Unit. Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment, and becomes exercisable on the later of (i) thirty (30) days after the consummation of the Company’s initial business combination with one or more businesses (the “Business Combination”) and (ii) twelve (12) months from the closing of the Offering, and expires five (5) years after the consummation of the Business Combination. The Units, the Ordinary Shares and the Warrants included therein are referred to herein collectively as the “Public Securities.” The Ordinary Shares included in the Units sold in the Offering, and any Ordinary Shares issuable upon exercise of the Warrants included in the Units sold in the Offering, are referred to herein as the “Public Shares,” and the holders of Public Shares are referred to as the “Public Shareholders.” The Public Securities are being registered with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-1 (File No. 333-[●]) (such Registration Statement, as amended, the “Registration Statement”; the prospectus included therein, the “Prospectus”). The Company has applied to have the Units, the Ordinary Shares and the Warrants listed on the Nasdaq Global Market.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, NC Fortune Global Limited, a British Virgin Islands business company (BVI company number 2209464) (the “Sponsor”), and each of the undersigned individuals (each an “Insider” and collectively the “Insiders”; the Sponsor and the Insiders, collectively, the “Securityholders”) hereby agree with the Company and the Representative as follows. For purposes of this Agreement: (a) “Founder Shares” means the 2,875,000 ordinary shares of the Company purchased by the Sponsor prior to the Offering at an aggregate price of $25,000 (up to 375,000 of which are subject to forfeiture pursuant to Section 4 below); (b) the “Underwriting Agreement” means the underwriting agreement to be entered into between the Company and the Representative (on behalf of the several Underwriters) on the date the Registration Statement is declared effective by the Commission; (c) the “Engagement Letter” means the Engagement Letter Agreement dated July 14, 2026 between the Company and the Representative; (d) the “Articles” means the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time; (e) “Private Placement Units” means the 211,000 units (or up to 226,000 units if the underwriters’ over-allotment option is exercised in full) of the Company, each consisting of one Ordinary Share and one Warrant, that the Sponsor has agreed to purchase at a price of $10.00 per Unit in a private placement to be consummated simultaneously with the closing of the Offering; (f) “Private Placement Shares” means the Ordinary Shares underlying the Private Placement Units; (g) “Private Placement Warrants” means the Warrants underlying the Private Placement Units; and (h) “Representative Shares” means the ordinary shares issuable to the Representative and/or its designees pursuant to Section 3(b) of the Engagement Letter.

Section 1. Voting and Tender. Each Securityholder agrees that, if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination such Securityholder shall (i) vote any Founder Shares and any Ordinary Shares (whether such Ordinary Shares were acquired prior to, in or after the Offering) owned by such Securityholder in favor of such proposed Business Combination (and the related transactions, including any proposals recommended by the Company’s board of directors in connection therewith); (ii) not redeem any Founder Shares or any Ordinary Shares owned by such Securityholder in connection with such shareholder approval; and (iii) not sell or tender any such shares in connection with any tender offer the Company may conduct in connection with such proposed Business Combination. Each Securityholder further agrees to vote any Founder Shares or Ordinary Shares owned by such Securityholder against any proposal to (A) modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated a Business Combination within the Combination Period (as defined in Section 12 below), or (B) wind up, liquidate or dissolve the Company prior to the expiration of the Combination Period. Notwithstanding the foregoing, each Securityholder shall vote all Founder Shares and Ordinary Shares owned by such Securityholder in favor of any Extension Amendment (as defined in Section 12 below) submitted to the shareholders of the Company in accordance with Section 12.

Section 2. Liquidation; Amendments to the Articles. (a) In the event that the Company fails to consummate a Business Combination within the Combination Period, each Securityholder shall, as promptly as possible, take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in Section 3 below), including interest (less up to $100,000 of interest to pay dissolution expenses, and which interest shall be net of permitted withdrawals (as defined in the Registration Statement)), divided by the number of then issued and outstanding Public Shares, which redemption shall completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

(b) Each Securityholder agrees not to propose any amendment to the Articles (i) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the Public Shares if the Company does not consummate a Business Combination within the Combination Period, or (ii) with respect to any other material provision relating to shareholders’ rights or pre-Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals (as defined in the Registration Statement)), divided by the number of then issued and outstanding Public Shares.

Section 3. Trust Account Waiver. Each Securityholder hereby acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the trust account established by the Company in connection with the Offering (the “Trust Account”), or to any other asset of the Company as a result of any liquidation of the Company, with respect to the Founder Shares, the Private Placement Units, the Private Placement Shares or the Private Placement Warrants held by such Securityholder, and hereby waives any and all right, title, interest or claim of any kind it, he or she has or may have in the future as a result of, or arising out of, any services provided to the Company by, or any negotiations, contracts or agreements with, the Company, and each Securityholder shall not seek recourse against the Trust Account for any reason whatsoever. Each Securityholder further waives any redemption rights it, he or she may have in connection with (x) the consummation of a Business Combination, whether in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares, and (y) any shareholder vote to amend the Articles of the kind described in Section 2(b) above; provided, however, that each Securityholder shall be entitled to redemption and liquidation rights with respect to any Public Shares held by such Securityholder if the Company fails to consummate a Business Combination or to liquidate within the Combination Period. For the avoidance of doubt, the waiver in this Section 3 applies to any redemption right in connection with an Extension Amendment.

Section 4. Forfeiture and True-Up of Founder Shares. The Sponsor agrees that, to the extent that (i) the size of the Offering is increased or decreased or (ii) the Underwriters do not exercise the Over-Allotment Option in full, the Company shall effect a share dividend, share sub-division, share consolidation or share contribution back to capital, or the Sponsor shall forfeit Founder Shares, as applicable, in such amount so that the Founder Shares held by the Sponsor and its permitted transferees represent 20.0% of the Company’s issued and outstanding Ordinary Shares (excluding the Private Placement Shares and the Representative Shares) upon the consummation of the Offering, being 25% of the Ordinary Shares sold in the Offering (including pursuant to the Over-Allotment Option). Without limiting the generality of the foregoing, the Sponsor shall forfeit, automatically and for no consideration, that number of Founder Shares equal to 375,000 multiplied by a fraction, (a) the numerator of which is 1,500,000 minus the aggregate number of additional Units actually purchased by the Underwriters under the Over-Allotment Option, and (b) the denominator of which is 1,500,000 (the “Sponsor Forfeiture”). The Sponsor Forfeiture shall occur promptly following the earlier of (x) the exercise in full of the Over-Allotment Option and (y) the expiration of the Over-Allotment Option (being the forty-fifth (45th) day after the date of the Prospectus). Any forfeited Founder Shares shall be surrendered for no consideration, cancelled and revert to the status of authorized but unissued shares of the Company.

Section 5. Founder Share Lock-Up. (a) Each Securityholder agrees that it, he or she shall not Transfer (as defined below) any Founder Shares until the earliest of (i) one hundred eighty (180) days after the completion of the Business Combination, (ii) the date following the completion of the Business Combination on which the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading-day period commencing at least 150 days after the completion of the Business Combination, and (iii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or similar transaction after the completion of the Business Combination that results in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (such period, the “Founder Shares Lock-Up Period”).

(b) For purposes of this Agreement, “Transfer” means (i) the sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of, or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any security; (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) the public announcement of any intention to effect any transaction described in clause (i) or (ii) above.

Section 6. Private Placement Securities Lock-Up. The Sponsor agrees that it shall not Transfer any Private Placement Units, Private Placement Shares or Private Placement Warrants (or any Ordinary Shares issued or issuable upon exercise of the Private Placement Warrants) until thirty (30) days after the completion of the Business Combination (such period, the “Private Placement Lock-Up Period” and, together with the Founder Shares Lock-Up Period, the “Lock-Up Periods”).

Section 7. Permitted Transferees. Notwithstanding the provisions of Sections 5 and 6, Transfers of the Founder Shares, the Private Placement Units, the Private Placement Shares and the Private Placement Warrants (and any Ordinary Shares issued or issuable upon exercise or conversion thereof) are permitted (i) among the Sponsor and the Sponsor’s officers, directors, members, shareholders, partners, employees, affiliates and immediate family members of any of the foregoing, and to the officers, directors, advisors and consultants of the Company and to the Underwriters; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more permissible beneficiaries of such trust; (vi) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Combination Period, or in connection with the consummation of the Business Combination, in each case at prices no greater than the price at which the Founder Shares or Private Placement Units were originally purchased; (vii) by virtue of the laws of the British Virgin Islands or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (viii) to the Company for no value for cancellation in connection with the consummation of the Business Combination; (ix) in the event of the Company’s liquidation prior to the completion of the Business Combination; or (x) in connection with a liquidation, merger, share exchange or other similar transaction following the completion of the Business Combination resulting in all of the Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that, in the case of clauses (i) through (vii), the transferees execute a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the restrictions in this Agreement and the other Securityholders’ obligations hereunder (including the Trust Account waiver in Section 3).

Section 8. Sponsor Trust Indemnification. The Sponsor (which for the avoidance of doubt shall not extend to any other shareholder, member or manager of the Sponsor) agrees that it shall indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of monies in the Trust Account below the lesser of (x) $10.025 per Public Share and (y) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, due in each case to reductions in the value of trust assets, in each case net of permitted withdrawals and excluding interest released to the Company to pay taxes; provided that such indemnification shall not apply to any claim by a third party or Target that has executed a waiver of any rights or claims to the Trust Account in a form acceptable to the Company and the Representative, or to any claim under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party or Target, the Sponsor shall not be responsible to the extent of any liability for such third-party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim, the Sponsor notifies the Company in writing that it shall undertake such defense.

Section 9. Directors’ and Officers’ Liability Insurance. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers. For the avoidance of doubt, nothing in this Section 9 shall limit the Company’s obligations under Section 28 of any Indemnification Agreement, and the Company shall maintain such insurance throughout the Combination Period and, in respect of acts or omissions occurring on or prior to the consummation of the Business Combination, for so long as the Company is obligated to indemnify any Insider under the applicable Indemnification Agreement.

Section 10. Independence of Directors; Audit Committee Approval. (a) Each Insider who is identified in the Prospectus as an independent director or as an audit-committee-qualified director represents and warrants that, to such Insider’s knowledge, such Insider satisfies the independence requirements of the Nasdaq Listing Rules (or the New York Stock Exchange Listed Company Manual, as applicable) and, in the case of an audit-committee-qualified Insider, the independence requirements of Rule 10A-3 under the Exchange Act and the applicable independence and financial literacy requirements of the applicable stock exchange listing rules.

(b) The Company shall not, prior to the consummation of the Business Combination, enter into any contract, arrangement or transaction with the Sponsor, any Insider or any affiliate of either (other than the agreements expressly contemplated by the Registration Statement) without the prior approval of the Company’s audit committee.

Section 11. Sponsor Working Capital Loans. The Sponsor (or any Insider, or an affiliate of the Sponsor or any Insider) may, but is not obligated to, loan funds to the Company on a non-interest-bearing basis as may be required to fund the Company’s working capital and transaction costs prior to the consummation of the Business Combination (each, a “Working Capital Loan”; collectively, “Working Capital Loans”). Working Capital Loans shall be evidenced by one or more promissory notes in form and substance reasonably satisfactory to the Company and the lender and shall be repayable solely from amounts released to the Company from the Trust Account upon the consummation of the Business Combination or, at the lender’s option, convertible up to an aggregate principal amount of $1,500,000 at the time of, and contingent upon, the consummation of the Business Combination into units identical to the Private Placement Units at a conversion price of $10.00 per Unit. No funds held in the Trust Account shall be used to repay any Working Capital Loans prior to the consummation of the Business Combination. If the Business Combination is not consummated, the Working Capital Loans shall be repayable solely from funds of the Company not held in the Trust Account, and only to the extent such funds are available.

Section 12. Combination Period. For purposes of this Agreement, the “Combination Period” means the period beginning on the closing date of the Offering and ending on the date that is twelve (12) months after the closing of the Offering, as such period may be extended pursuant to this Section 12 (but in no event beyond eighteen (18) months from the closing of the Offering); provided, that if the Company anticipates that it may be unable to consummate the Business Combination within such period, the Company may seek shareholder approval to amend the Articles to extend the date by which it must do so (each such amendment, an “Extension Amendment”), and the Company may effect up to two Extension Amendments of three (3) months each, so that the Combination Period shall not exceed eighteen (18) months from the closing of the Offering. If the Company seeks shareholder approval for an Extension Amendment, the Company shall provide its Public Shareholders with the opportunity to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of permitted withdrawals (as defined in the Registration Statement)), divided by the number of then issued and outstanding Public Shares. No amount shall be deposited into the Trust Account in connection with any Extension Amendment, and the per-share redemption price shall not be topped up.

Section 13. Trust Account Segregation; Third-Party Claims. Each Securityholder agrees that no Securityholder, no executive officer, no director and no other natural or legal person shall have any right, title, interest or claim of any kind in or to the Trust Account or to any monies held in the Trust Account (or to any distribution therefrom), other than Public Shareholders solely in their capacity as such, and solely to the extent such Public Shareholders properly exercise their redemption rights or are entitled to redemption upon the liquidation of the Trust Account in accordance with the Registration Statement. For the avoidance of doubt, the Representative Shares do not entitle the holder thereof to any redemption right or any liquidation distribution from the Trust Account, as the Representative has separately waived such rights pursuant to the Engagement Letter and the Underwriting Agreement.

Section 14. Representations and Warranties of Each Securityholder. (a) Each Securityholder, severally and not jointly, represents and warrants to the Representative and the Company that: (i) such Securityholder has the full right, power and authority to enter into and perform such Securityholder’s obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement by such Securityholder does not and will not conflict with, result in a breach of, or constitute a default under any agreement, judgment or order to which such Securityholder is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer); (iii) such Securityholder has had access to, and an opportunity to review, the Registration Statement; (iv) such Securityholder has never been suspended or expelled from membership in any securities or commodities exchange or association, or had a securities or commodities licence or registration denied, suspended or revoked; (v) such Securityholder is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order, or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, and has never been convicted of, or pleaded guilty to, any crime (A) involving fraud, (B) relating to any financial transaction or the handling of funds of another person, or (C) pertaining to any dealings in any securities, and is not currently a defendant in any such criminal proceeding; (vi) in the case of an Insider, such Insider’s biographical information furnished to the Company (including as included in the Registration Statement) is true and accurate in all respects and does not omit any material information with respect to such Insider’s background, and such Insider’s director and officer questionnaire and FINRA questionnaire furnished to the Company are true and accurate in all respects; and (vii) in the case of an Insider, such Insider has not engaged in any conduct that would render such Insider a “bad actor” within the meaning of Rule 506(d) of Regulation D under the Securities Act.

(b) Except as disclosed in the Registration Statement, no Securityholder, no affiliate of any Securityholder and no director or officer of the Company shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan, or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of, the Business Combination (regardless of the type of transaction that it is); provided that the foregoing shall not restrict (i) the reimbursement of documented out-of-pocket expenses incurred on the Company’s behalf or (ii) the repayment of Working Capital Loans in accordance with Section 11 or (iii) the repayment of the promissory note issued by the Company to the Sponsor prior to the Offering, in accordance with its terms and solely from funds not held in the Trust Account, or (iv) the payment of monthly fees to the Sponsor under the Administrative Services Agreement referred to in the Registration Statement, in accordance with its terms.

Section 15. Director Term; Resignation; Replacement. Nothing in this Agreement shall require any Insider to continue to serve as a director or officer of the Company or shall be construed to alter, amend or supersede the term of office of any director, which shall be governed by the Articles and the Companies Act (As Revised) of the Cayman Islands. Any Insider may resign as a director or officer of the Company at any time upon written notice to the Company; provided, that, in connection with any such resignation by an Insider, the resigning Insider shall (i) if such Insider holds Founder Shares or Private Placement Units directly (rather than indirectly through the Sponsor), continue to be bound by the obligations of Sections 3, 5, 6, 13 and 14 hereof until the later of the expiration of the Combination Period or the expiration of the applicable Lock-Up Period, and (ii) continue to be bound by the obligations of the indemnification agreement between the Company and such Insider, dated on or about the date hereof (each, an “Indemnification Agreement”), with respect to acts or omissions occurring during such Insider’s service. For the avoidance of doubt, the Sponsor’s obligations under Section 8 hereof and under this Agreement generally are not affected by the resignation of any Insider.

Section 16. Irreparable Injury; Injunctive Relief. Each Securityholder agrees and acknowledges that (i) each of the Company and the Underwriters would be irreparably injured in the event of a breach by such Securityholder of its, his or her obligations under Sections 1, 2, 3, 4, 5, 6, 8 and 14 hereof; (ii) monetary damages may not be an adequate remedy for such breach; and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have at law or in equity, in the event of such breach.

Section 17. Notices. Any notices or communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) one business day after deposit with an internationally recognized overnight courier service, postage prepaid, or (c) when sent by email (with confirmation of receipt), in each case to the parties at the addresses set forth on the signature pages hereto (or at such other address as such party may designate by written notice to the other parties).

Section 18. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York, without giving effect to its conflict-of-laws principles. Each of the Company, the Sponsor and each Insider (a) irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, (b) waives any objection that any such court is an inconvenient forum, and (c) consents that service of process may be made by certified or registered mail to the party at the address set forth on the signature page hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, any right to trial by jury in any such suit, action or proceeding.

Section 19. Miscellaneous. (a) This Agreement, together with the Indemnification Agreement entered into by the Company with each Insider, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect thereto. (b) This Agreement may be amended only by a written instrument signed by the party against whom enforcement is sought (and, in the case of any amendment that affects the rights of the Representative or the Underwriters, only with the prior written consent of the Representative). (c) The provisions of this Agreement may be waived only in a written instrument signed by the party granting the waiver. (d) If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect. (e) This Agreement may be executed in counterparts (including by electronic transmission and electronic signatures of the type contemplated by the Uniform Electronic Transactions Act or the Electronic Signatures in Global and National Commerce Act), each of which shall be deemed an original and all of which together shall constitute one and the same instrument. (f) This Agreement and the obligations of the parties hereunder shall inure to the benefit of, and be enforceable by, the Representative (and the several Underwriters) and the Company and their respective successors and assigns; the Representative is an express third-party beneficiary of Sections 1, 2, 3, 4, 5, 6, 8 and 10(b) of this Agreement and may enforce such Sections directly against any party hereto. (g) No Securityholder shall be liable for any breach of, or misrepresentation contained in, this Agreement by any other Securityholder, and no party shall be liable or responsible for the obligations of another party. (h) Headings are for convenience only and shall not affect the interpretation of this Agreement.

Section 20. Assignment. No party hereto may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 20 shall be void and of no effect. This Agreement shall be binding upon the Sponsor and each Insider and their respective successors, heirs, assigns and permitted transferees.

Section 21. Termination. This Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Periods and (ii) the liquidation of the Company; provided, however, that this Agreement shall terminate earlier, and shall be of no further force or effect, in the event that the Offering is not consummated and closed on or before [●], 2026; and provided, further, that Sections 3, 8, 13 and 14 hereof shall survive any such liquidation or termination, and that the obligations of any resigning Insider under Section 15 shall survive in accordance with their terms.

[Signature Page Follows]

[Signature Page to Letter Agreement]

Very truly yours,

NC FORTUNE GLOBAL LIMITED
("Sponsor")

By:
Name:	Norman Cerny
Title:	Authorized Signatory
Address:
Email:

INSIDERS:

Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer
Address:	_______________________________
Email:	_________________________________

Name:	John C. General
Title:	Independent Director
Address:
Email:

Name:	Kevin Dean Vassily
Title:	Independent Director
Address:
Email:

[Signature Page to Letter Agreement]

Name:	Yang Tang
Title:	Independent Director
Address:
Email:

Name:	Nikola Miletic
Title:	Chief Financial Officer
Address:
Email:

Acknowledged and agreed:

POP GLOBAL ACQUISITION LIMITED
("Company")

By:
Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer
Address:
Email:

Acknowledged and agreed (solely as express third-party beneficiary pursuant to Section 19(f) hereof):

KINGSWOOD CAPITAL PARTNERS, LLC
("Representative")

By:
Name:	Tyler Bashaw
Title:	Supervisory Principal
Address:
Email: